                                  EXHIBIT 99
                      RATIOS OF EARNINGS TO FIXED CHARGES

                    WHIRLPOOL CORPORATION AND SUBSIDIARIES

                             (dollars in millions)

                                               Three Months Ended
                                                 March 31, 1997
                                 ----------------------------------------------
                                 Appliance         Financial         Whirlpool
                                  Business          Services        Corporation
                                 ----------        ----------       -----------

Pretax earnings                  $     33.3        $      9.1       $      42.4

Portion of rents representative
  of the interest factor                3.7               0.2               3.9

Interest on indebtedness               34.3              22.1              56.4

Amortization of debt expense
  and premium                           0.2                 -               0.2

WFC preferred stock dividend              -               1.5               1.5
                                 ----------        ----------       -----------

       Adjusted income           $     71.5        $     32.9       $     104.4
                                 ==========        ==========       ===========


Fixed charges

   Portion of rents representative
     of the interest factor      $      3.7        $      0.2       $       3.9

   Interest on indebtedness            34.3              22.1              56.4

   Amortization of debt expense
     and premium                        0.2                 -               0.2

   WFC preferred stock dividend           -               1.5               1.5
                                 ----------        ----------       -----------

                                 $     38.2        $     23.8       $      62.0
                                 ==========        ==========       ===========


Ratio of earnings to
  fixed charges                        1.87              1.38              1.68
                                 ==========        ==========       ===========



Ratio of earnings to
  fixed charges at
  March 31, 1996                       1.82              1.37              1.67
                                 ==========        ==========       ===========
